UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SHENGKAI INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Florida	11-3737500
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

NO. 27, WANG GANG ROAD
JIN NAN (SHUANG GANG) ECONOMIC AND TECHNOLOGY DEVELOPMENT AREA
TIANJIN, PEOPLE’S REPUBLIC OF CHINA

 (Address of principal executive offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this Form relates:  Not Applicable

Explanatory Note

This Registration Statement on Form 8-A is being filed by Shengkai Innovations, Inc., a Florida corporation (the “Company”) in connection with the registration of its common stock, $0.001 par value (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing of Common Stock on the NASDAQ Stock Market LLC.

Item 1.	Description of The Company’s Securities to be Registered

The description of the Common Stock of the Company is set forth under the caption “Description of Common Stock” in the Company’s Prospectus filed with the Securities and Exchange Commission (the “Commission”) on November 30, 2009, and is hereby incorporated by reference herein.

Item 2.	Exhibits

3.1
Articles of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on May 26, 2005).

3.2
Articles of Amendment to Articles of Incorporation of the Company (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 14, 2008).

3.3	By-laws of the Company (incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on May 26, 2005).
3.4
Articles of Amendment to the Articles of Incorporation, setting forth the Certificate of Designations authorizing the Series A Convertible Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 23, 2008).

3.5	Specimen of Common Stock certificate (incorporated by reference to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 23, 2008).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 24, 2010	SHENGKAI INNOVATIONS, INC.

	By:	/s/ Wang Chen
Wang Chen
Chief Executive Officer